EXHIBIT 99(c)

Comasec Holdings, Inc. and subsidiary

Consolidated Condensed Balance Sheet

                                                      (Unaudited)
Assets                                               March 31, 1997

Current Assets:
  Cash and cash equivalents                           $     351,935
  Accounts receivable, net of allowance
  for doubtful accounts of $20,000                        3,143,700
  Inventories                                             4,589,015
  Amounts due from affiliates                             2,859,903
  Deferred income taxes                                     665,660
  Prepaid expenses and other receivables                    651,206
                                                      -------------
          Total current assets                           12,261,419

Property, plant and equipment, net                        2,684,109
Intangible asset, net                                        37,360
                                                      -------------
                                                      $  14,982,888
                                                      =============

Liabilities and Shareholder's Equity

Current Liabilities:
  Accounts payable and
  accrued expenses                                    $   3,122,357
  Income taxes payable                                      938,466
                                                      -------------
           Total Current Liabilities                  $   4,060,823

Noncurrent liabilities:
  Deferred income taxes                               $      67,078
                                                      -------------
                                                      $   4,127,901
                                                      -------------

Commitments and Contingencies

Shareholder's equity:
  Common Stock, Class A, no par value; 20,000
   shares authorized, 10,000 shares issued
   and outstanding                                        1,009,018
  Common Stock, Class B, no par value; 5,000
  shares authorized, 1,250 shares issued and
   outstanding                                               60,750
  Additional paid-in capital                              6,540,199
  Retained earnings                                       3,245,020
                                                      --------------

     Total shareholder's equity                          10,854,987
                                                      -------------
                                                      $  14,982,888
                                                      =============


     The accompanying notes are an integral part of these consolidated condensed financial statements.


Comasec Holdings, Inc. and subsidiary

Consolidated Consensed Statement of Income

                                                      (Unaudited)
                                                     Three Months
                                                    Ended March 31
                                                    1997      1996

Net Sales                                      $ 7,341,013  $ 7,678,154
Cost of products sold                            4,418,315    4,756,284

          Gross Profit                           2,922,698    2,921,870

Other expenses (income):
     General and administrative expenses           838,856    1,001,464
     Selling expenses                            1,128,624    1,188,900
     Other expenses                                216,153      121,948

     Interest income, net                          (39,704)         -
                                                -----------   ---------

Income before provision for income taxes           778,769      609,558

Provision for income taxes                         299,217      247,543
                                                ----------   -----------

Net income                                      $  479,552   $  362,015
                                                ==========   ==========



     The accompanying notes are an integral part of these consolidated condensed financial statements.

Comasec Holdings, Inc. and subsidiary

Consolidated Condensed Statement of Cash Flows
                                                           (Unaudited)
                                                          Three Months
                                                         Ended March 31,
                                                     1997              1996

      Net cash provided by (used in)
        operating activities                      $ (106,328)       $   300,168
                                                 -------------      ------------

Cash flows from investing activities:
      Net cash used in investing activities -
       capital expenditures                         (275,189)          (605,910)
                                                 -------------      ------------

Cash flows from financing activities:
  Amounts due from affiliates                         87,607            441,907
  Repayments on revolving line of credit                -              (600,000)
  Amounts due to affiliates                         (119,221)            75,569
                                                  -----------       ------------

       Net cash used in financing activities         (31,614)           (82,524)
                                                  -----------       ------------

Net decrease in cash and cash equivalents           (413,131)          (388,266)

Cash and cash equivalents at beginning of period     765,066            435,432
                                                  -----------       ------------

Cash and cash equivalents at end of period        $  351,935        $    47,166
                                                  ===========       ============


The accompanying notes are an integral part of these consolidated condensed financial statements.

Comasec Holdings, Inc. and subsidiary Notes to the Unaudited Consolidated Condensed Financial Statements

1.  Basis of presentation and description of business

The accompanying financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial information, including Rule 10-01 of Regulation S-X. Accordingly, certain information and footnote disclosure normally required in complete financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. In the opinion of management those financial statements include all adjustments necessary for a fair presentation of the results of operations for the interim periods presented. Results of operations for interim periods may not be indicative of results expressed for a full year.

The accompanying financial statements only include the accounts of Comasec Holdings, Inc. and its wholly-owned subsidiary, Survivair, Inc. (collectively the "Company"), acquired by Pro-Tech Respirators, Inc., a wholly-owned subsidiary of Bacou USA, Inc., on May 30, 1997. All intercompany transactions have been eliminated. Prior to May 30, 1997, Comasec Holdings, Inc. was a wholly-owned subsidiary of Comasec International, S.A.

Also prior to May 30, 1997, Comasec Holdings, Inc. had two other wholly-owned subsidiaries which were not acquired by Pro-Tech Respirators, Inc. Accordingly, accounts related to interests in such subsidiaries have not been included in the accompanying financial statements.

The Company is a manufacturer of self contained breathing apparatus, air purifying respirators, replacement cartridges and gas detection equipment, with customers primarily in the United States of America.

2.  Inventories

     Inventories consist of the following at March 31, 1997:

     Raw material and supplies             $ 2,396,056
     Work-in-process                           998,089
     Finished goods                          1,194,870
                                           -----------
                                           $ 4,589,015